UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 11, 2007

    Greenville First Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

112 Haywood Road, Greenville, S.C.	29607
(Address of principal executive offices)	(Zip Code)

(864) 679-9000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Appointment of Principal Officers.

                On January 11, 2007, Greenville First Bancshares, Inc. (the "Company"), granted F. Justin Strickland, President, 2,500 shares of Company common stock under the Company's 2006 Restricted Stock Plan.  The shares will vest annually in 25% increments over each of the next four years, provided that Mr. Strickland remains employed by the Company or its affiliates on the respective vesting dates.  Mr. Strickland will have the right to vote the shares of restricted stock; dividends on unvested restricted shares will be held by the Company and paid with interest at the prime rate to Mr. Strickland if and when the related restricted shares vest.  The shares of restricted stock will be governed by a restricted stock agreement substantially in the form attached hereto as Exhibit 99.1, which is currently the Company's standard form of restricted stock agreement.

ITEM 9.01.  Financial Statements and Exhibits

            (c)        Exhibits

            Exhibit No.       Exhibit

            99.1                  Form of Restricted Stock Award Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                                                    GREENVILLE FIRST BANCSHARES, INC.

                                                                                                                                                                                                    By:       /s/James M. Austin, III

                                                                                                                                                                                                    Name:  James M. Austin, III

                                                                                                                                                                                                    Title:    Chief Financial Officer

Dated: January 17, 2007

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EXHIBIT INDEX
Exhibit
Number   Description

99.1      Form of Restricted Stock Award Agreement.

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